Exhibit 99.1

Press Release

CONTACT:

Michael C. Massi

Investor Relations

Tel: (813) 313-1786

Investor.relations@cott.com

COTT REPORTS FISCAL YEAR AND FOURTH QUARTER 2011 RESULTS

TORONTO, ON and TAMPA, FL — February 17, 2012 — Cott Corporation (NYSE:COT; TSX:BCB) today announced its results for the fiscal year and fourth quarter ended December 31, 2011.

(All information in U.S. dollars; all fiscal year 2011 comparisons are relative to the fiscal year 2010; all fourth quarter 2011 comparisons are relative to the fourth quarter of 2010. Certain terms used in this press release are defined below.)

Fiscal Year 2011

•

Revenue increased 29% to $2,335 million compared to $1,803 million. Excluding the impact of the Cliffstar acquisition and foreign exchange, revenue increased 7%. The Cliffstar business, which was acquired during the third quarter of 2010, contributed $386 million of the increase in revenue.

•	Operating income was $101 million compared to $99 million. Adjusted operating income was $123 million compared to $124 million.

•

Net income and earnings per diluted share were $38 million and $0.40, respectively, compared to $55 million and $0.63, respectively. Adjusted net income and adjusted earnings per diluted share were $54 million and $0.57, respectively, compared to $58 million and $0.68, respectively.

•	EBITDA was $193 million compared to $189 million. Adjusted EBITDA increased 5% to $199 million compared to $189 million.

•	Free cash flow was $115 million off of net cash provided by operating activities of $164 million.

Fourth Quarter 2011

•	Revenue increased 4% to $549 million compared to $529 million.

•	Operating income was $4 million compared to $15 million. Adjusted operating income was $14 million compared to $26 million.

•

Net loss and loss per diluted share were $12 million and $0.12, respectively, compared to net income and earnings per diluted share of $15 million and $0.16, respectively. Adjusted net loss and adjusted loss per diluted share were $5 million and $0.05, respectively, compared to adjusted net income and adjusted earnings per diluted share of $8 million and $0.08, respectively.

Press Release

•	EBITDA was $27 million compared to $59 million. Adjusted EBITDA was $32 million compared to $46 million.

“2011 saw us experience a solid increase in volume and revenue as well as deliver another year of significant cash generation,” commented Jerry Fowden, Cott’s Chief Executive Officer. “Margins were lower primarily due to significantly higher commodity costs, especially resin,” continued Mr. Fowden.

FISCAL YEAR 2011 PERFORMANCE SUMMARY

•	Filled beverage case volume increased 15% (5% excluding Cliffstar) driven by higher volumes in North America, the United Kingdom / Europe (“U.K.”) and Mexico.

•

Revenue increased 29% (7% excluding Cliffstar and the impact of foreign exchange). Increased revenues were driven by a combination of higher volumes and higher pricing in North America and the U.K. The U.K. also benefited from continued favorable product mix.

•

Gross profit as a percentage of revenue was 11.8% compared to 14.8%. The decline in gross profit as a percentage of revenue was attributable primarily to the adverse impact of higher commodity costs such as resin, and to a lesser degree unfavorable product mix in North America.

•

Selling, general and administrative (“SG&A”) expenses were $173 million (7% as a percentage of revenue) compared to $167 million (9% as a percentage of revenue). The increase in SG&A was driven by the full year inclusion of Cliffstar.

•	Operating income was $101 million compared to $99 million. Adjusted operating income was $123 million compared to $124 million.

•	EBITDA was $193 million compared to $189 million. Adjusted EBITDA increased 5% to $199 million compared to $189 million.

•	Free cash flow was $115 million off of net cash provided by operating activities of $164 million.

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FISCAL YEAR 2011 REPORTING SEGMENT HIGHLIGHTS

•

North America filled beverage case volume increased 18% (4% excluding Cliffstar) to 728 million cases. Revenue increased 33% to $1,809 million. Excluding the impact of the Cliffstar acquisition and foreign exchange, revenue increased 4%. Operating income was $70 million.

•

U.K. filled beverage case volume increased 9% to 195 million cases. Revenue increased 22% (18% excluding the impact of foreign exchange) to $448 million, primarily driven by ongoing growth in the energy and sports isotonic categories. Operating income was $28 million.

•	Mexico filled beverage case volume increased 6% to 37 million cases. Revenue increased 3% (1% excluding the impact of foreign exchange) to $52 million.

•	RCI concentrate volume declined 13% to 259 million cases. Revenue declined 11% to $26 million.

FOURTH QUARTER 2011 PERFORMANCE SUMMARY

•	Filled beverage case volume increased 1% driven primarily by higher volumes in the U.K.

•	Revenue increased 4%. Increased revenues were driven by higher volumes in the U.K. which benefited from continued favorable product mix.

•

Gross profit as a percentage of revenue was 9.4% compared to 13.0%. The decline in gross profit as a percentage of revenue was attributable primarily to the continued adverse impact of higher commodity costs such as resin.

•

SG&A expenses were $44 million (8% as a percentage of revenue) compared to $53 million (10% as a percentage of revenue). The decrease in SG&A expenses was driven by reduced integration and acquisition costs, lower employee-related costs related to bonus and incentives and decreased information technology expenses.

•	Operating income was $4 million compared to $15 million. Adjusted operating income was $14 million compared to $26 million.

•	EBITDA was $27 million compared to $59 million. Adjusted EBITDA was $32 million compared to $46 million.

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FOURTH QUARTER 2011 REPORTING SEGMENT HIGHLIGHTS

•	North America filled beverage case volume decreased 2% to 170 million cases. Revenue was flat at $421 million.

•

U.K. filled beverage case volume increased 14% to 49 million cases. Revenue increased 24% (25% excluding the impact of foreign exchange) to $111 million, primarily driven by ongoing growth in the energy and sports isotonic categories.

•	Mexico filled beverage case volume was flat. Revenue decreased 3% (increased 6% excluding the impact of foreign exchange) to $12 million.

•	RCI concentrate volume declined 11% to 55 million cases. Revenue declined 7% to $6 million.

Fiscal Year and Fourth Quarter Results Conference Call

Cott Corporation will host a conference call today, February 17, 2012, at 10:00 a.m. EST, to discuss fiscal year and fourth quarter results, which can be accessed as follows:

North America: (877) 407-8031

International: (201) 689-8031

A live audio webcast will be available through Cott’s website at http://www.cott.com. The earnings conference call will be recorded and archived for playback on the investor relations section of the website for a period of two weeks following the event.

About Cott Corporation

Cott is one of the world’s largest beverage companies focusing on private label and contract manufacturing. With approximately 4,000 employees, Cott operates soft drink, juice, water and other beverage bottling facilities in the United States, Canada, the U.K. and Mexico. Cott markets beverage concentrates in over 50 countries around the world.

Defined Terms

Certain defined terms used in this press release include the following. “GAAP” means U.S. generally accepted accounting principles. “Adjusted operating income” means GAAP operating income excluding Cliffstar purchase accounting adjustments, integration expenses, restructuring and asset impairments. “EBITDA” means GAAP earnings (loss) before interest, taxes, depreciation and amortization. “Adjusted EBITDA” means GAAP earnings (loss) before interest, taxes, depreciation and amortization, excluding purchase accounting adjustments, integration expenses, restructuring and asset impairments. “Adjusted net income (loss)” means GAAP net income (loss), excluding purchase accounting adjustments, integration expenses, restructuring and asset impairments. “Adjusted net income (loss) per diluted share” means GAAP net income (loss) per diluted share, excluding purchase accounting adjustments, integration expenses, restructuring and asset impairments. “Free cash flow” means GAAP net cash provided by operating activities less capital expenditures. See the accompanying reconciliation of Cott’s adjusted operating income to its GAAP operating income, Cott’s EBITDA and Adjusted EBITDA to its GAAP net income (loss), Cott’s adjusted net income (loss) to its GAAP net income (loss), Cott’s adjusted net income (loss) per diluted share to its GAAP net income (loss) per diluted share, and Cott’s free cash flow to its GAAP net cash provided by operating activities, as well as the “Non-GAAP Measures” paragraph below.

Press Release

Non-GAAP Measures

Cott supplements its reporting of revenue determined in accordance with GAAP by excluding the impact of foreign exchange to separate the impact of currency exchange rate changes from Cott’s results of operations and, in some cases, by excluding the impact of the Cliffstar acquisition. Cott supplements its reporting of net income, operating income and earnings per diluted share in accordance with GAAP and its reporting of earnings before interest, taxes, depreciation and amortization by excluding Cliffstar purchase accounting adjustments, integration expenses, restructuring and asset impairments to separate the impact of these items from the underlying business. Because Cott uses these adjusted financial results in the management of its business and to understand business performance independent of the Cliffstar acquisition, management believes this supplemental information is useful to investors for their independent evaluation and understanding of Cott’s underlying business performance and the performance of its management. Additionally, Cott supplements its reporting of net cash provided by operating activities determined in accordance with GAAP by excluding capital expenditures, which management believes provides useful information to investors about the amount of cash generated by the business that, after the acquisition of property and equipment, can be used for strategic opportunities, including investing in our business, making strategic acquisitions, and strengthening the balance sheet. The non-GAAP financial measures described above are in addition to, and not meant to be considered superior to, or a substitute for, Cott’s financial statements prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this earnings announcement reflect management’s judgment of particular items, and may be different from, and therefore may not be comparable to, similarly titled measures reported by other companies.

Safe Harbor Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 conveying management’s expectations as to the future based on plans, estimates and projections at the time Cott makes the statements. Forward-looking statements involve inherent risks and uncertainties and Cott cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this press release include, but are not limited to, statements related to future financial operating results and related matters. The forward-looking statements are based on assumptions regarding management’s current plans and estimates. Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate.

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Factors that could cause actual results to differ materially from those described in this press release include, among others: Cott’s ability to compete successfully; changes in consumer tastes and preferences for existing products and Cott’s ability to develop and timely launch new products that appeal to such changing consumer tastes and preferences; a loss of or reduction in business with key customers, particularly Wal-Mart; fluctuations in commodity prices and Cott’s ability to pass on increased costs to its customers, and the impact of those increased prices on Cott’s volumes; Cott’s ability to manage its operations successfully; currency fluctuations that adversely affect the exchange between the U.S. dollar and the pound sterling, the Euro, the Canadian dollar, the Mexican peso and other currencies; Cott’s ability to maintain favorable arrangements and relationships with its suppliers; Cott’s ability to realize the expected benefits of the Cliffstar acquisition because of integration difficulties and other challenges; risks associated with the asset purchase agreement in connection with the Cliffstar acquisition; the significant amount of Cott’s outstanding debt and Cott’s ability to meet its obligations under its debt agreements; Cott’s ability to maintain compliance with the covenants and conditions under its debt agreements; fluctuations in interest rates; credit rating changes; the impact of global financial events on Cott’s financial results; Cott’s ability to fully realize the expected cost savings and/or operating efficiencies from its restructuring activities; any disruption to production at Cott’s beverage concentrates or other manufacturing facilities; Cott’s ability to protect its intellectual property; compliance with product health and safety standards; liability for injury or illness caused by the consumption of contaminated products; liability and damage to Cott’s reputation as a result of litigation or legal proceedings; changes in the legal and regulatory environment in which Cott operates; the impact of proposed taxes on soda and other sugary drinks; enforcement of compliance with the Ontario Environmental Protection Act; unseasonably cold or wet weather, which could reduce the demand for Cott’s beverages; the impact of national, regional and global events, including those of a political, economic, business and competitive nature; Cott’s ability to recruit, retain, and integrate new management and a new management structure; Cott’s exposure to intangible asset risk; Cott’s ability to renew its collective bargaining agreements on satisfactory terms; disruptions in Cott’s information systems; compliance with product health and safety standards; liability for injury or illness caused by the consumption of contaminated products; the volatility of Cott’s stock price; and Cott’s ability to maintain compliance with the listing requirements of the New York Stock Exchange.

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The foregoing list of factors is not exhaustive. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in Cott’s Annual Report on Form 10-K for the fiscal year ended January 1, 2011 and its quarterly reports on Form 10-Q, as well as other periodic reports filed with the securities commissions. Cott does not undertake to update or revise any of these statements in light of new information or future events, except as expressly required by applicable law.

Website: www.cott.com

Press Release

COTT CORPORATION	EXHIBIT 1
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions of U.S. dollars, except share and per share amounts, U.S. GAAP)
Unaudited

	For the Three Months Ended		For the Years Ended
	December 31, 2011	January 1, 2011	December 31, 2011	January 1, 2011

Revenue, net	$549.2	$528.8	$2,334.6	$1,803.3
Cost of sales	497.8	460.3	2,058.0	1,537.0

Gross profit	51.4	68.5	276.6	266.3

Selling, general and administrative expenses	44.4	52.5	172.7	166.7
Loss on disposal of property, plant & equipment	0.7	0.7	1.2	1.1
Restructuring and asset impairments
Restructuring	—	—	—	(0.5)
Asset impairments	0.6	—	0.6	—
Intangible asset impairments	1.4	—	1.4	—

Operating income	4.3	15.3	100.7	99.0

Contingent consideration earn-out adjustment	—	(20.3)	0.9	(20.3)
Other expense, net	1.0	0.4	2.2	4.0
Interest expense, net	13.7	14.3	57.1	36.9

(Loss) income before income taxes	(10.4)	20.9	40.5	78.4

Income tax expense (benefit)	1.0	4.7	(0.7)	18.6

Net (loss) income	$(11.4)	$16.2	$41.2	$59.8

Less: Net income attributable to non-controlling interests	0.5	1.1	3.6	5.1

Net (loss) income attributed to Cott Corporation	$(11.9)	$15.1	$37.6	$54.7

Net (loss) income per common share attributed to Cott Corporation
Basic	$(0.13)	$0.16	$0.40	$0.64
Diluted	$(0.12)	$0.16	$0.40	$0.63

Weighted average outstanding shares (millions) attributed to Cott Corporation
Basic	94.4	93.9	94.2	85.6
Diluted	95.4	95.2	95.0	86.2

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COTT CORPORATION	EXHIBIT 2
CONSOLIDATED BALANCE SHEETS
(in millions of U.S. dollars, except share amounts, U.S. GAAP)
Unaudited

	December 31, 2011	January 1, 2011
ASSETS
Current assets
Cash & cash equivalents	$100.9	$48.2
Accounts receivable, net of allowance of $9.0 ($8.3 as of January 1, 2011)	210.8	213.6
Income taxes recoverable	9.9	0.3
Inventories	210.0	215.5
Prepaid expenses and other current assets	19.3	32.7

Total current assets	550.9	510.3

Property, plant & equipment	482.2	503.8
Goodwill	129.6	130.2
Intangibles and other assets	341.1	371.1
Deferred income taxes	4.1	2.5
Other tax receivable	1.0	11.3

Total assets	$1,508.9	$1,529.2

LIABILITIES AND EQUITY
Current liabilities
Short-term borrowings	$—	$7.9
Current maturities of long-term debt	3.4	6.0
Contingent consideration earn-out	—	32.2
Accounts payable and accrued liabilities	281.1	276.6

Total current liabilities	284.5	322.7

Long-term debt	602.1	605.5
Deferred income taxes	34.1	43.6
Other long-term liabilities	20.0	22.2

Total liabilities	940.7	994.0

Equity

Capital stock, no par - 95,101,230 (January 1, 2011 - 94,750,120) shares issued	395.9	395.6
Treasury stock	(2.1)	(3.2)
Additional paid-in-capital	42.6	40.8
Retained earnings	144.1	106.5
Accumulated other comprehensive loss	(24.7)	(17.5)

Total Cott Corporation equity	555.8	522.2
Non-controlling interests	12.4	13.0

Total equity	568.2	535.2

Total liabilities and equity	$1,508.9	$1,529.2

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COTT CORPORATION	EXHIBIT 3
Consolidated Statements of Cash Flows
(in millions of U.S. dollars, U.S. GAAP)
Unaudited

	For the Three Months Ended		For the Years Ended
	December 31, 2011	January 1, 2011	December 31, 2011	January 1, 2011
Operating Activities
Net (loss) income	$(11.4)	$16.2	$41.2	$59.8
Depreciation & amortization	23.9	24.1	95.3	74.0
Amortization of financing fees	1.0	1.1	3.9	2.7
Share-based compensation expense	0.7	1.9	2.9	4.7
(Decrease) increase in deferred income taxes	(1.4)	7.4	(3.7)	17.0
Write-off of financing fees	—	—	—	1.4
Loss on disposal of property, plant & equipment	0.7	0.7	1.2	1.1
Loss on buyback of Notes	—	—	—	0.1
Asset impairments	0.6	—	0.6	—
Intangible asset impairments	1.4	—	1.4	—
Contingent consideration earn-out adjustment	—	(20.3)	—	(20.3)
Contract termination charge	—	4.0	—	3.6
Contract termination payments	—	—	(3.1)	(5.4)
Other non-cash items	3.2	1.2	4.9	5.5
Change in operating assets and liabilities, net of acquisition:
Accounts receivable	36.5	22.5	(5.0)	(3.9)
Inventories	6.1	(7.9)	6.5	(28.4)
Prepaid expenses and other current assets	4.9	0.7	5.8	2.6
Other assets	(0.9)	(0.5)	(0.7)	(1.6)
Accounts payable and accrued liabilities	34.4	23.7	11.5	39.8
Income taxes recoverable	4.2	(1.4)	0.8	25.7

Net cash provided by operating activities	103.9	73.4	163.5	178.4

Investing Activities
Acquisition	(8.6)	—	(34.3)	(507.7)
Additions to property, plant & equipment	(17.4)	(14.5)	(48.8)	(44.0)
Additions to intangibles and other assets	(1.8)	(0.6)	(5.7)	(4.2)
Proceeds from sale of property, plant & equipment	0.3	0.3	0.4	1.2
Other investing activities	—	—	(1.8)	—

Net cash used in investing activities	(27.5)	(14.8)	(90.2)	(554.7)

Financing Activities
Payments of long-term debt	(1.6)	(1.4)	(6.8)	(18.7)
Issuance of long-term debt	—	—	—	375.0
Borrowings under ABL	—	58.8	224.1	366.5
Payments under ABL	—	(101.2)	(231.9)	(379.0)
Distributions to non-controlling interests	(1.8)	(1.9)	(6.0)	(7.4)
Issuance of common shares, net of offering fees	—	—	—	71.1
Exercise of options	—	—	0.3	—
Financing fees	0.1	—	—	(14.2)

Net cash (used in) provided by financing activities	(3.3)	(45.7)	(20.3)	393.3

Effect of exchange rate changes on cash	(0.4)	(0.1)	(0.3)	0.3

Net increase in cash & cash equivalents	72.7	12.8	52.7	17.3

Cash & cash equivalents, beginning of period	28.2	35.4	48.2	30.9

Cash & cash equivalents, end of period	$100.9	$48.2	$100.9	$48.2

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COTT CORPORATION	EXHIBIT 4
SEGMENT INFORMATION
(in millions of U.S. dollars, U.S. GAAP)
Unaudited

	For the Three Months Ended		For the Years Ended
	December 31, 2011	January 1, 2011	December 31, 2011	January 1, 2011

Revenue
North America	$421.1	$421.5	$1,809.3	$1,357.3
United Kingdom	111.1	89.6	447.9	367.1
Mexico	11.5	11.8	51.8	50.1
RCI	5.5	5.9	25.6	28.8

	$549.2	$528.8	$2,334.6	$1,803.3

Operating income (loss)
North America	$(0.2)	$11.3	$70.4	$75.0
United Kingdom	4.8	5.5	27.5	24.5
Mexico	(1.4)	(2.3)	(4.4)	(7.5)
RCI	1.1	0.8	7.2	7.0

	$4.3	$15.3	$100.7	$99.0

Volume - 8 oz equivalent cases - Total Beverage (including concentrate)
North America	188.4	191.5	808.7	697.0
United Kingdom	51.7	45.2	209.0	192.9
Mexico	8.2	8.2	37.1	34.9
RCI	55.1	61.7	259.4	298.6

	303.4	306.6	1,314.2	1,223.4

Volume - 8 oz equivalent cases - Filled Beverage
North America	170.3	173.3	727.6	618.6
United Kingdom	48.9	42.9	194.7	178.2
Mexico	8.2	8.2	37.1	34.9
RCI	—	—	—	0.1

	227.4	224.4	959.4	831.8

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COTT CORPORATION	EXHIBIT 5
SUPPLEMENTARY INFORMATION - NON-GAAP - Analysis of Revenue by Reporting Segment Unaudited

	For the Three Months Ended
(in millions of U.S. dollars, except percentage amounts)	December 31, 2011
	Cott[1]	North America	United Kingdom	Mexico	RCI
Change in revenue	$20.4	$(0.4)	$21.5	$(0.3)	$(0.4)
Impact of foreign exchange[2]	1.9	0.4	0.5	1.0	—

Change excluding foreign exchange	$22.3	$(0.0)	$22.0	$0.7	$(0.4)

Percentage change in revenue	4%	0%	24%	-3%	-7%

Percentage change in revenue excluding foreign exchange	4%	0%	25%	6%	-7%

	For the Year Ended
(in millions of U.S. dollars, except percentage amounts)	December 31, 2011
	Cott[1]	North America	United Kingdom	Mexico	RCI
Change in revenue	$531.3	$452.0	$80.8	$1.7	$(3.2)
Impact of foreign exchange[2]	(24.1)	(7.5)	(15.4)	(1.2)	—

Change excluding foreign exchange	$507.2	$444.5	$65.4	$0.5	$(3.2)

Percentage change in revenue	29%	33%	22%	3%	-11%

Percentage change in revenue excluding foreign exchange	28%	33%	18%	1%	-11%

Impact of Cliffstar Acquisition	(385.6)	(385.6)	—	—	—

Change excluding foreign exchange and Cliffstar Acquisition	$121.6	$58.9	$65.4	$0.5	$(3.2)

Percentage change in revenue excluding foreign exchange and Cliffstar Acquisition	7%	4%	18%	1%	-11%

[1]	Cott includes the following reporting segments: North America, United Kingdom, Mexico and RCI.
[2]

Impact of foreign exchange is the difference between the current year’s revenue translated utilizing the current year’s average foreign exchange rates less the current year’s revenue translated utilizing the prior year’s average foreign exchange rates.

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COTT CORPORATION	EXHIBIT 6
SUPPLEMENTARY INFORMATION - NON-GAAP - EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION & AMORTIZATION (EBITDA) (in millions of U.S. dollars) Unaudited

	For the Three Months Ended		For the Years Ended
	December 31, 2011	January 1, 2011	December 31, 2011	January 1, 2011

Net (loss) income attributed to Cott Corporation	$(11.9)	$15.1	$37.6	$54.7
Interest expense, net	13.7	14.3	57.1	36.9
Income tax expense (benefit)	1.0	4.7	(0.7)	18.6
Depreciation & amortization	23.9	24.1	95.3	74.0
Net income attributable to non-controlling interests	0.5	1.1	3.6	5.1

EBITDA	$27.2	$59.3	$192.9	$189.3

Restructuring and asset impairments
Restructuring	—	—	—	(0.5)
Asset impairments	0.6	—	0.6	—
Intangible asset impairments	1.4	—	1.4	—

Acquisition adjustments
Earnout adjustment	—	(20.3)	0.9	(20.3)
Inventory step-up (step-down)	0.3	1.0	(3.5)	5.2
Transaction costs	—	(0.3)	—	7.2
Write-off of financing fees	—	—	—	1.4
Integration costs	0.8	6.1	3.8	6.7
Legal accrual	2.1	—	2.9	—

Adjusted EBITDA	$32.4	$45.8	$199.0	$189.0

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COTT CORPORATION	EXHIBIT 7
SUPPLEMENTARY INFORMATION - NON-GAAP - ADJUSTED OPERATING INCOME (in millions of U.S. dollars) Unaudited

	For the Three Months Ended		For the Years Ended
	December 31, 2011	January 1, 2011	December 31, 2011	January 1, 2011

Operating income	$4.3	$15.3	$100.7	$99.0
Restructuring and asset impairments
Restructuring	—	—	—	(0.5)
Asset impairments	0.6	—	0.6	—
Intangible asset impairments	1.4	—	1.4	—

Acquisition adjustments
Inventory step-up (step-down)	0.3	1.0	(3.5)	5.2
Transaction costs	—	(0.3)	—	7.2
Incremental amortization	4.2	4.2	16.8	6.4
Integration costs	0.8	6.1	3.8	6.7
Legal accrual	2.1	—	2.9	—

Adjusted operating income	$13.7	$26.3	$122.7	$124.0

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COTT CORPORATION	EXHIBIT 8
SUPPLEMENTARY INFORMATION - NON-GAAP - ADJUSTED EARNINGS PER DILUTED SHARE (EPS) (in millions of U.S. dollars, except share and per share amounts)
Unaudited

	For the Three Months Ended		For the Years Ended
	December 31, 2011	January 1, 2011	December 31, 2011	January 1, 2011

Net (loss) income	$(11.4)	$16.2	$41.2	$59.8

Less: Net income attributable to non-controlling interests	0.5	1.1	3.6	5.1

Net (loss) income attributed to Cott Corporation	$(11.9)	$15.1	$37.6	$54.7

Restructuring and asset impairments, net of tax
Restructuring	—	—	—	(0.4)
Asset impairments	0.5	—	0.5	—
Intangible asset impairments	1.1	—	1.1	—

Acquisition adjustments, net of tax
Earnout adjustment	—	(15.7)	0.7	(15.7)
Inventory step-up (step-down)	0.2	0.8	(2.8)	4.0
Incremental amortization	3.4	3.3	13.4	5.0
Transaction costs	—	(0.2)	—	5.6
Write-off of financing fees	—	—	—	1.1
Integration costs	0.6	4.7	3.0	5.2
Legal accrual	1.7	—	2.3	—

Income tax adjustments
Adjustment to reserves	(0.4)	(0.4)	(1.5)	(1.1)

Adjusted net (loss) income attributed to Cott Corporation	$(4.8)	$7.6	$54.3	$58.4

Adjusted net (loss) income per common share attributed to Cott Corporation
Basic	$(0.05)	$0.08	$0.58	$0.68
Diluted	$(0.05)	$0.08	$0.57	$0.68

Weighted average outstanding shares (millions) attributed to Cott Corporation
Basic	94.4	93.9	94.2	85.6
Diluted	95.4	95.2	95.0	86.2

Press Release

COTT CORPORATION	EXHIBIT 9
SUPPLEMENTARY INFORMATION - NON-GAAP - Analysis of Volume by Reporting Segments
Unaudited

	For the Three Months Ended
	December 31, 2011
(in millions of 8 oz. equivalent cases, except percentage amounts)	Cott[1]	North America	United Kingdom	Mexico	RCI
Change in filled beverage volume	3.0	(3.0)	6.0	—	—
Impact of Cliffstar Acquisition	—	—	—	—	—

Change excluding Cliffstar Acquisition	3.0	(3.0)	6.0	—	—

Percentage change in filled beverage volume	1%	-2%	14%	0%	0%

Percentage change in filled beverage volume excluding Cliffstar Acquisition	1%	-2%	14%	0%	0%

	For the Year Ended
	December 31, 2011
(in millions of 8 oz. equivalent cases, except percentage amounts)	Cott[1]	North America	United Kingdom	Mexico	RCI
Change in filled beverage volume	127.6	109.0	16.5	2.2	(0.1)
Impact of Cliffstar Acquisition	(83.9)	(83.9)	—	—	—

Change excluding Cliffstar Acquisition	43.7	25.1	16.5	2.2	(0.1)

Percentage change in filled beverage volume	15%	18%	9%	6%	-100%

Percentage change in filled beverage volume excluding Cliffstar Acquisition	5%	4%	9%	6%	-100%

[1]	Cott includes the following reporting segments: North America, United Kingdom, Mexico and RCI.

Press Release

COTT CORPORATION	EXHIBIT 10
SUPPLEMENTARY INFORMATION - NON-GAAP - Free Cash Flow (in millions of U.S. dollars)
Unaudited

	For the Three Months Ended	For Year Ended
	December 31, 2011	December 31, 2011

Net cash provided by operating activities	$103.9	$163.5
Less: Capital expenditures	17.4	48.8

Free Cash Flow	$86.5	$114.7